UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2019

Verb Technology Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38834	90-1118043
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2210 Newport Boulevard, Suite 200

Newport Beach, California 92663

(Address of principal executive office, including zip code)

(855) 250-2300

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2019, the board of directors (the “Board”) of Verb Technology Company, Inc. (the “Company,” “we,” “us,” or “our”), approved a form of indemnification agreement to be entered into with each of our executive officers and directors. On the same date, we entered into separate indemnification agreements with Rory J. Cutaia, Jeffrey Clayborne, James Geiskopf, Phillip Bond, Kenneth Cragun, Judy Hammerschmidt, and Nancy Heinen. In general, the indemnification agreements provide that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify the indemnitee against certain expenses (including attorneys’ fees), judgments, fines, penalties, and settlement amounts that may be incurred in connection with the defense or settlement of any claim, criminal, civil, or administrative action or proceeding to which the indemnitee becomes subject in connection with his or her services as an executive officer, director, or both. The indemnification agreements provide for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreements provide for the mandatory advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement to the fullest extent permitted by Nevada law. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under our Articles of Incorporation, as amended, our Amended and Restated Bylaws, or Nevada law.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 20, 2019, our Board appointed Judy Hammerschmidt and Nancy Heinen to serve on the Board, effective immediately. Mses. Hammerschmidt and Heinen were appointed to fill the vacancies created by our Board to expand the size of our Board from four to six directors. Mses. Hammerschmidt and Heinen will serve as directors until our annual stockholders’ meeting proposed to be held in fiscal 2020, and until their successors are elected and qualified.

The Board evaluated Mses. Hammerschmidt’s and Heinen’s independence in accordance with the independence standards for directors set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules, and affirmatively determined that each of Mses. Hammerschmidt and Heinen qualifies as an independent director. Ms. Hammerschmidt has been appointed to serve on the Governance and Nominating Committee and Compensation Committee. Ms. Heinen has been appointed to serve on the Governance and Nominating Committee and Compensation Committee.

Ms. Hammerschmidt, age 65, has spent the last 37 years as an international attorney. She began her career as a Special Assistant to two Attorneys General of the United States, focusing on international matters of interest to the U.S. government, including negotiating treaties and agreements with foreign governments. She then joined Dickstein, Shapiro & Morin, LLP, a Washington, D.C. firm, where she represented companies around the world as they expanded internationally in high regulated environments. Her clients included Guess? Inc., Pfizer Inc., Merck & Co., Inc., the Receiver for Bank of Credit and Commerce International of the United Arab Emirates, Recycled Paper Products, Inc., and Herbalife Nutrition Ltd. (“Herbalife”). She provided structuring, growth, and regulatory advice for these and other companies. She joined Herbalife as Vice President and General Counsel of Europe in 1994, becoming Executive Vice President and International Chief Counsel in 1996. In 2002, she was part of the management group that sold Herbalife. Since that time, she has served as outside counsel to a series of entrepreneurial companies looking to expand internationally, primarily in the food and drug/nutritional supplements space. In addition, Ms. Hammerschmidt was a Principal in JBT, LLC, a privately held company that owned “mindful dining” restaurants in the Washington, D.C. area. Those properties were sold in 2010. She expects to continue to act as outside counsel for small companies while serving on our Board. We believe that Ms. Hammerschmidt’s legal experience, generally, and her experience with certain of her previous or client relationships, specifically, will provide a benefit to us, our stockholders, and our Board. She is also a director for Notis Global, Inc. There is no arrangement or understanding between Ms. Hammerschmidt and any other person pursuant to which Ms. Hammerschmidt was appointed as one of our directors. There are no transactions between Ms. Hammerschmidt, on the one hand, and the Company, on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Heinen, age 63, is currently a board member, investor, strategy consultant, and startup advisor with more than 25 years of experience in senior executive roles in Silicon Valley. In 1997, she was recruited by Steve Jobs to join the executive team of Apple Inc. (“Apple”) and assisted in its turnaround. During Ms. Heinen’s tenure at Apple, her responsibilities included all legal matters, including intellectual property litigation, acquisitions, corporate governance, and securities compliance, as well as global government affairs and corporate security. Previously, she served as General Counsel of NeXT Software, Inc., and Associate General Counsel at Tandem Computers, Inc. Ms. Heinen currently acts as Board Chair of Teen Success and First Place for Youth, is a board member and past board chair of SV2 – Silicon Valley Social Venture Fund, and serves on the advisory boards of Illuminate Ventures, University of California, Berkeley Center for Law and Business, and the Northern California Innocence. Ms. Heinen received her B.A. and J.D. from the University of California at Berkeley. We believe that Ms. Heinen’s legal experience, coupled with her senior executive experience, will provide a benefit to us, our stockholders, and our Board. There is no arrangement or understanding between Ms. Heinen and any other person pursuant to which Ms. Heinen was appointed as one of our directors. There are no transactions between Ms. Heinen, on the one hand, and the Company, on the other, that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

In connection with their service as directors, Mses. Hammerschmidt and Heinen will each receive the following compensation: (i) an annual board fee equal to $75,000; (ii) an annual restricted stock award with a grant value of $80,000 (the “Annual RSA”); and (iii) an initial restricted stock award with a grant value of $100,000 (the “Initial RSA”). The Annual RSAs were granted on December 23, 2019 and were based upon the volume weighted average price (“VWAP”) of our common stock, par value $0.0001 per share (the “Common Stock”) for the 30-trading day period prior to the grant date, or $1.1337 per share. The Annual RSAs are subject to a one-year vesting period.

The Initial RSAs were also granted on December 23, 2019, and were based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date. The Initial RSAs are subject to a three-year vesting period, with one-third of the award vesting on the first, second, and third anniversaries of the grant date.

On December 16, 2019 and December 18, 2019, we issued press releases announcing our intention to appoint each of Mses. Hammerschmidt and Heinen to the Board. Copies of our press releases regarding Mses. Hammerschmidt’s and Heinen’s appointments are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

Compensatory Arrangements

On December 20, 2019, our Board approved the elements of the 2019 compensation payable to our executive officers and directors upon the recommendation of the Compensation Committee (the “Committee”). The key elements of our compensation program are summarized below. For the development of the 2019 compensation program, the Committee retained Marsh & McLennan Agency (“MMA”). MMA provided the Committee with advisory services only with respect to executive and Board compensation. MMA reviewed the 2018 compensation paid to our executive officers and Board and compared our compensation with certain companies MMA identified as peer companies. The Committee’s recommendation and the Board’s approval of the 2019 compensation program was based on various factors, including, among others, recommendations made by MMA. We intend to engage MMA in 2020 with respect to executive and Board compensation for 2020.

The Board approved the following compensation for our executive officers for 2019:

Base Salaries: The base salaries to be paid to the Company’s executive officers are as follows: (i) Rory J. Cutaia – $430,000 and (ii) Jeffrey Clayborne – $250,000.

Annual Incentive Award: Mr. Cutaia is entitled to an annual incentive award equal to $430,000 and Mr. Clayborne is entitled to an annual incentive award equal to $125,000. Of the annual incentive award for Mr. Cutaia, $215,000 constitutes deferred compensation that is payable on January 10, 2021, and $215,000 constitutes deferred compensation that is payable on January 10, 2022. In addition, the Board granted to Mr. Cutaia an option exercisable on January 10, 2021 for the purchase of up to 189,645 shares of our Common Stock with a per-share exercise price of $1.1337 per share, and a second option exercisable on January 10, 2022 for the purchase of up to 189,644 shares of our Common Stock with a per-share exercise price of $1.1337 per share. The exercise price of the options is based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date of December 23, 2019. Of the annual incentive award for Mr. Clayborne, $62,500 constitutes deferred compensation that is payable on January 10, 2021, and $62,500 constitutes deferred compensation that is payable on January 10, 2022. In addition, the Board granted to Mr. Clayborne an option exercisable on January 10, 2021 for the purchase of up to 55,129 shares of our Common Stock with a per-share exercise price of $1.1337 per share, and a second option exercisable on January 10, 2022 for the purchase of up to 55,129 shares of our Common Stock with a per-share exercise price of $1.1337 per share. The exercise price of the options is based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date of December 23, 2019. The above compensation payment and option exercise dates may only be advanced upon the occurrence of one of the following events: (i) the individual is no longer an employee or director of the Company, (ii) the “permanent disability” of the individual, or (iii) a “change of control” of the Company. For purposes hereof, permanent disability shall mean the individual’s inability to perform his duties due to a physical or mental condition for 120 consecutive days or an aggregate of 180 days in any 12-month period. For purposes hereof, change in control means any transaction or series of related transactions, (i) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or persons controlling, controlled by or under common control with any equity holder or direct or indirect owners of any equity holder, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the issued and outstanding voting equity of the Company; (ii) that results in the sale of all or substantially all of the Company’s assets; or (iii) that results in the consolidation or merger of the Company with or into another entity or entities and holders of more than fifty percent (50%) of the issued and outstanding voting equity of the Company before such consolidation or merger no longer hold, directly or indirectly, at least fifty percent (50%) of the issued and outstanding voting equity of the survivor.

Annual RSA: The Board granted Annual RSAs equal to $400,000 and $300,000 for Mr. Cutaia and Mr. Clayborne, respectively. The Annual RSAs were granted on December 23, 2019 and were based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date, or $1.1337 per share. Accordingly, we granted RSAs of 352,827 shares of our Common Stock to Mr. Cutaia and of 264,620 shares of our Common Stock to Mr. Clayborne. The Annual RSAs are subject to a four-year vesting period, with one-quarter of the award vesting on the first, second, third, and fourth anniversaries of the grant date.

Additional Awards: In connection with our up-listing to The Nasdaq Capital Market, our underwritten public offering, and our acquisition of Verb Direct, LLC, Messrs. Cutaia and Clayborne each earned additional awards during 2019. Mr. Cutaia was awarded a bonus equal to $324,431 and an additional RSA equal to 200,000 shares of Common Stock (“Mr. Cutaia’s Additional RSA Award”). Mr. Clayborne was awarded a bonus equal to $162,215 and an additional RSA equal to 100,000 shares of Common Stock (“Mr. Clayborne’s Additional RSA Award”). Of the bonus for Mr. Cutaia, $162,216 constitutes deferred compensation that is payable on January 10, 2021, and $162,215 constitutes deferred compensation that is payable on January 10, 2022. In addition, the Board granted to Mr. Cutaia an option exercisable on January 10, 2021 for the purchase of up to 143,085 shares of our Common Stock with a per-share exercise price of $1.1337 per share, and a second option exercisable on January 10, 2022 for the purchase of up to 143,085 shares of our Common Stock with a per-share exercise price of $1.1337 per share. The exercise price of the option is based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date of December 23, 2019. Of the bonus for Mr. Clayborne, $81,108 constitutes deferred compensation that is payable on January 10, 2021, and $81,107 constitutes deferred compensation that is payable on January 10, 2022. In addition, the Board granted to Mr. Clayborne an option exercisable on January 10, 2021 for the purchase of up to 71,543 shares of our Common Stock with a per-share exercise price of $1.1337 per share, and a second option exercisable on January 10, 2022 for the purchase of up to 71,542 shares of our Common Stock with a per-share exercise price of $1.1337 per share. The exercise price of the option is based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date of December 23, 2019. The above compensation payment and option exercise dates may only be advanced upon the occurrence of one of the following events: (i) the individual is no longer an employee or director of the Company, (ii) the “permanent disability” of the individual, or (iii) a “change of control” of the Company. For purposes hereof, permanent disability shall mean the individual’s inability to perform his duties due to a physical or mental condition for 120 consecutive days or an aggregate of 180 days in any 12-month period. For purposes hereof, change in control means any transaction or series of related transactions, (i) the result of which is that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or persons controlling, controlled by or under common control with any equity holder or direct or indirect owners of any equity holder, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the issued and outstanding voting equity of the Company; (ii) that results in the sale of all or substantially all of the Company’s assets; or (iii) that results in the consolidation or merger of the Company with or into another entity or entities and holders of more than fifty percent (50%) of the issued and outstanding voting equity of the Company before such consolidation or merger no longer hold, directly or indirectly, at least fifty percent (50%) of the issued and outstanding voting equity of the survivor. Mr. Cutaia’s Additional RSA Award and Mr. Clayborne’s Additional RSA Award are subject to a three-year vesting period, with one-fourth of the award vesting on the grant date and on each of the first, second, and third anniversaries thereafter. The Board approved the following with respect to our directors (other than the compensation payable to Mses. Hammerschmidt and Heinen, which is discussed above):

Annual Board Fees: Our non-employee directors are entitled to the following annual board fees: (i) Mr. James Geiskopf (Lead Director) – $150,000; (ii) Mr. Phillip Bond – $75,000; and (iii) Mr. Kenneth Cragun – $75,000. The annual board fees may be payable in shares of our Common Stock or cash.

Annual RSA: Our non-employee directors were granted Annual RSAs that were based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date of December 23, 2019, or $1.1337 per share. The dollar value, and corresponding number of shares of Common Stock, of the Annual RSAs for each non-employee director is as follows: (i) Mr. Geiskopf (Lead Director) – $160,000 (or 141,130 shares of Common Stock); (ii) Mr. Bond – $80,000 (or 70,565 shares of Common Stock); and Mr. Cragun – $80,000 (or 70,565 shares of Common Stock). The Annual RSAs for each of Messrs. Bond, Cragun, and Geiskopf will vest on the first anniversary of the grant date.

Additional Awards: In connection with our up-listing to The Nasdaq Capital Market, our underwriting public offering, and our acquisition of Verb Direct, LLC, Mr. Geiskopf, as our Lead Director, earned an additional bonus equal to $150,000, payable in shares of our Common Stock, and an additional RSA equal to $160,000. The bonus award shares and the additional RSA are each based upon the VWAP of our Common Stock for the 30-trading day period prior to the grant date of December 23, 2019, or $1.1337 per share. Accordingly, the RSA equals 141,130 shares of our Common Stock and the additional bonus equals 132,310 shares of our Common Stock. The bonus shares and the RSA vest on the grant date.

Finally, it is anticipated that each of our executive officers and directors will enter into our standard form of indemnification agreement, as described in Item 1.01.

Approval of Employment Agreement

On December 20, 2019, we entered into an Executive Employment Agreement with Mr. Cutaia (the “Employment Agreement”), which terminates and replaces his original employment agreement dated November 1, 2014, as subsequently amended by an amendment dated October 30, 2019. The Employment Agreement sets forth the terms and conditions of Mr. Cutaia’s employment. The Employment Agreement is for a four-year term, and can be extended for additional one-year periods. In addition to certain payments due to Mr. Cutaia upon termination of employment, the Employment Agreement contains customary non-competition, non-solicitation, and confidentiality provisions. Mr. Cutaia is entitled to an annual base salary of $430,000, which shall not be subject to reduction during the initial term, but will be subject to annual reviews and increases, if and as approved in the sole discretion of our Board, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). In addition, Mr. Cutaia is eligible to receive performance-based cash and/or stock bonuses upon attainment of performance targets established by our Board in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). The Company shall make annual equity grants to Mr. Cutaia as determined by our Board in its sole discretion, after it has received and reviewed advice from the Compensation Committee (who may or may not utilize the services of its outside compensation consultants, as it shall determine under the circumstances). Finally, Mr. Cutaia is eligible for certain other benefits, such as health, vision, and dental insurance, life insurance, and 401(k) matching.

The Employment Agreement provides that Mr. Cutaia is entitled to the following severance package in the event he is “terminated without cause,” “terminated for good reason,” or “terminated upon permanent disability”: (i) monthly payments of $35,833 or such sum equal to his monthly base compensation at the time of the termination, whichever is higher, for a period of 36 months from the date of such termination and (ii) reimbursement for COBRA health insurance costs for 18 months from the date of such termination and, thereafter, reimbursement for health insurance costs for Mr. Cutaia and his family during the immediately subsequent 18-month period. In addition, all of Mr. Cutaia’s then-unvested RSAs or other awards will immediately vest, without restriction, and any unearned and unpaid bonus compensation, expense reimbursement, and all accrued vacation, personal, and sick days, and related items shall be deemed earned, vested, and paid immediately. For purposes of the Employment Agreement, “terminated without cause” means if Mr. Cutaia were to be terminated for any reason other than a discharge for cause or due to Mr. Cutaia’s death or permanent disability. For purposes of the Employment Agreement, “terminated for good reason” means the voluntary termination of the Employment Agreement by Mr. Cutaia if any of the following were to occur without his prior written consent, which consent cannot be unreasonably withheld considering our then-current financial condition, and, in each case, which continues uncured for 30 days following receipt by us of Mr. Cutaia’s written notice: (i) there is a material reduction by us in (A) Mr. Cutaia’s annual base salary then in effect or (B) the annual target bonus, as set forth in the Employment Agreement, or the maximum additional amount up to which Mr. Cutaia is eligible pursuant to the Employment Agreement; (ii) we reduce Mr. Cutaia’s job title and position such that Mr. Cutaia (A) is no longer our Chief Executive Officer; (B) is no longer our Chairman of the Board; or (C) is involuntarily removed from our Board; or (iii) Mr. Cutaia is required to relocate to an office location outside of Orange County, California, or outside of a 30-mile radius of Newport Beach, California. For purposes of the Employment Agreement, “terminated upon permanent disability” means if Mr. Cutaia were to be terminated because he is then unable to perform his duties due to a physical or mental condition for (i) a period of 120 consecutive days or (ii) an aggregate of 180 days in any 12-month period.

Approval of 2019 Omnibus Incentive Plan

On December 20, 2019, we held the 2019 Annual Meeting of Stockholders (the “Meeting”), at which our stockholders approved and adopted the Verb Technology Company, Inc. 2019 Omnibus Incentive Plan (the “Plan”), as discussed further under Item 5.07 of this Current Report on Form 8-K. Our Board had approved the Plan on November 11, 2019.

The Plan is described in more detail in our Definitive Proxy Statement for the Meeting, which was filed with the Securities and Exchange Commission on November 12, 2019 (the “Proxy Statement”) under the heading “Proposal 2 – Approval of the 2019 Omnibus Incentive Plan.” The descriptions and summaries contained in the Proxy Statement are incorporated herein by reference, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan, which was filed as Exhibit 4.13 to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 23, 2019, and is referenced in Item 9.01 as Exhibit 10.58.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A total of 23,524,753 shares of our Common Stock were issued and outstanding as of the record date of the Meeting, November 12, 2019, and a total of 15,581,842 shares of our Common Stock were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Proxy Statement:

Proposal 1 – Election of Directors. Our stockholders duly elected Rory J. Cutaia, James P. Geiskopf, Phillip J. Bond, and Kenneth S. Cragun by at least a plurality of the votes cast, to serve until their successors are elected and qualified or until their earlier resignation or removal. The results of the voting are as follows:

	For	Withheld	Broker Non-Votes
Rory J. Cutaia	7,825,532	121,914	7,634,396
James P. Geiskopf	7,804,734	142,712	7,634,396
Phillip J. Bond	7,829,922	117,524	7,634,396
Kenneth S. Cragun	7,837,804	109,642	7,634,396

Proposal 2 – To approve the Verb Technology Company, Inc. 2019 Omnibus Incentive Plan. Our stockholders approved the Plan. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
7,277,959	660,252	9,235	7,634.396

Proposal 3 – To approve for purposes of Nasdaq Listing Rules 5635(b) and (d), the issuance by us of up to 3,245,162 shares of our Common Stock upon conversion of 5,030 shares of the Company’s Series A convertible preferred stock and up to 3,245,162 shares of our Common Stock upon exercise of warrants. Our stockholders approved, for purposes of Nasdaq Listing Rules 5635(b) and (d), the issuance by us of up to 3,245,162 shares of our Common Stock upon conversion of 5,030 shares of the Company’s Series A convertible preferred stock and up to 3,245,162 shares of our Common Stock upon exercise of warrants. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
7,620,506	308,597	18,343	7,634.396

Proposal 4 – To approve, on an advisory, non-binding basis, the compensation of named executive officers described in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Regulation S-K (the “Say-on-Pay Proposal”). Our stockholders approved, on a non-binding, advisory basis, the Say-on-Pay Proposal. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
7,708,377	229,036	10,033	7,634.396

Proposal 5 – To approve, on an advisory, non-binding basis, the frequency that stockholder advisory votes to approve the compensation of the named executive officers will be taken (the “Say-on-Pay Frequency”). Our stockholders voted, on a non-binding, advisory basis, for a three-year interval for the Say-on-Frequency Proposal. The results of the voting are as follows:

1 Year	2 Year	3 Year	Abstain
2,738,833	63,526	5,129,870	15,217

In light of the results for the Say-on-Frequency Proposal, and consistent with the recommendation of our Board to stockholders in the Proxy Statement, our Board has determined that we will hold a non-binding advisory vote on the compensation of our named executive officers every three years until the next required vote by stockholders on the frequency that their advisory vote to approve the compensation of our named executive officers is taken.

Proposal 6 – To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm. Our stockholders ratified the appointment of Weinberg & Company, P.A., as our independent registered public accounting firm. The results of the voting are as follows:

For	Against	Abstain	Broker Non-Votes
15,281,692	124,737	175,413	0

Proposal 7 – To approve the postponing or adjourning of the Meeting, if necessary or appropriate. Our stockholders approved the postponing or adjourning of the Meeting, if necessary or appropriate. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
13,892,923	1,549,946	138,973	0

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

10.58	Verb Technology Company, Inc. 2019 Omnibus Incentive Plan, which is filed as Exhibit 4.13 to our Registration Statement on Form S-8 filed with the SEC on December 23, 2019, and is incorporated herein by reference thereto.

99.1	Press release, dated December 16, 2019.

99.2	Press release, dated December 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2019	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer